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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the reference of our firm under the caption "Experts" and to use of and the incorporation by reference of our report in the Registration Statement on Form S-3 and related Prospectus of National Energy Group, Inc. for registration of interests in $100,000,000 of Convertible Preferred Stock, which report includes an explanatory paragraph relating to the Company's adoption of different methods of accounting for its oil and gas properties and income taxes, dated February 22, 1994, on our audit of the consolidated financial statements of American Natural Energy Corporation and Subsidiaries (the "Company") for the year ended December 31, 1993.

                                              /s/ COOPERS & LYBRAND L.L.P.
                                            ------------------------------------
                                                  COOPERS & LYBRAND L.L.P.

Tulsa, Oklahoma
November 24, 1997